UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 24, 2024 (January 24, 2024)

XAI Octagon Floating Rate & Alternative Income Term Trust

(Exact name of registrant as specified in its charter)

Delaware	811-23247	82-235867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 North Clark Street, Suite 2430, Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

Registrants telephone number, including area code (312) 374-6930

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	XFLT	New York Stock Exchange
6.50% Series 2026 Term Preferred Shares (Liquidation Preference $25.00)	XFLTPRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure

Amendment of Declaration of Trust and Name Change

At a special meeting of shareholders held on December 19, 2023, and adjourned to January 24, 2024 (the “Special Meeting”), shareholders of XAI Octagon Floating Rate & Alternative Income Term Trust (the “Trust”) approved an amendment (the “Term Amendment”) to the Trust’s Second Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”) to cause the Trust to become a perpetual fund by eliminating the requirement that it terminate operations on or about December 31, 2029. Shareholders will still own the same Shares of the Trust, and the net asset value of an investment in the Trust will not change as a result of the Term Amendment. Further, the Term Amendment will not result in any change in the Trust’s investment objectives or principal investment strategies and the Trust’s current portfolio management team will continue to manage the Trust’s portfolio.

In connection with the Term Amendment, the Trust’s name will change to “XAI Octagon Floating Rate & Alternative Income Trust.”

The Term Amendment and an amendment to the Amended and Restated By-Laws of the Trust (the “By-Laws”) reflecting the changes will be effective February 1, 2024. The Term Amendment is attached hereto as Exhibit 3.1, and the Amendment to the By-Laws is attached hereto as Exhibit 3.2.

On January 24, 2024, the Fund issued a press release in connection with the adoption of the amendment, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

New Sub-Advisory Agreement

Also at the Special Meeting, shareholders approved a new investment sub-advisory agreement (the “New Sub-Advisory Agreement”) among the Trust, XA Investments LLC and Octagon Credit Investors, LLC (“Octagon”).

The New Sub-Advisory Agreement will be entered into upon the closing of the acquisition of Octagon’s parent company, Conning Holdings Limited, by Generali Investment Holdings, an entity comprising the majority of asset management activities of Generali Group (“Generali”). Founded in 1831, Generali is Italy’s largest insurance and asset management group, and among the largest financial services complexes worldwide with managed assets in excess of €500 billion.

The Trust’s current investment adviser, its investment strategy and fee structure will remain unchanged. Under the New Sub-Advisory Agreement, Octagon will continue to provide investment advisory services to the Trust under terms that are substantially similar in all respects to those of the existing investment sub-advisory agreement and for the same fees that are currently in effect.

* * *

The information disclosed under this Item 7.01, including Exhibits 3.1, 3.2 and 99.1 hereto, shall be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amendment to the Declaration of Trust

3.2	Amendment to the By-Laws

99.1	Press Release, dated January 24, 2024

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XAI OCTAGON FLOATING RATE & ALTERNATIVE INCOME TERM TRUST

Date: January 24, 2024	By:	/s/ Benjamin D. McCulloch
	Name:	Benjamin D. McCulloch
	Title:	Secretary and Chief Legal Officer

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